Exhibit 2.01

UNCLASSIFIED - NON CLASSIFIÉ

Extractive Sector Transparency Measures Act - Annual Report
Reporting Entity Name	IsoEnergy Ltd.
Reporting Year	From	2025-01-01	To:	2025-12-31	Date submitted	2026-05-07
Reporting Entity ESTMA Identification Number	E747416		Original Submission Amended Report
Other Subsidiaries Included (optional field)

Not Consolidated

Not Substituted

Attestation by Reporting Entity

In accordance with the requirements of the ESTMA, and in particular section 9 thereof, I attest I have reviewed the information contained in the ESTMA report for the entity(ies) listed above. Based on my knowledge, and having exercised reasonable diligence, the information in the ESTMA report is true, accurate and complete in all material respects for the purposes of the Act, for the reporting year listed above.

Full Name of Director or Officer of Reporting Entity	Graham du Preez				Date	2026-05-07
Position Title	Chief Financial Officer

UNCLASSIFIED - NON CLASSIFIÉ

Extractive Sector Transparency Measures Act - Annual Report
Reporting Year	From:	2025-01-01	To:	2025-12-31
Reporting Entity Name			IsoEnergy Ltd.	Currency of the Report	CAD
Reporting Entity ESTMA Identification Number			E747416
Subsidiary Reporting Entities (if necessary)
Payments by Payee

Country	Payee Name[1]	Departments, Agency, etc… within Payee that Received Payments[2]	Taxes	Royalties	Fees	Production Entitlements	Bonuses	Dividends	Infrastructure Improvement Payments	Total Amount paid to Payee	Notes[34]
Canada	Ya'Thi Néné Lands & Resources Office		-	-	429,599	-	-	-	-	429,599
Australia	Queensland Government	Queensland Treasury	-	-	319,035	-	-	-	-	319,035	This represents the amount paid for an environmental reclamation bond, which is expected to be returned to the Company when reclamation activities begin.
United States of America	U.S. Federal Government	U.S. Department of the Interior - Bureau of Land Management	-	-	260,170	-	-	-	-	260,170
Australia	Queensland Government	Department of Natural Resources and Mines, Manufacturing and Regional and Rural Development	-	-	135,066	-	-	-	-	135,066
Australia	Queensland Government	Queensland Revenue Office	112,970	-	-	-	-	-	-	112,970	This represents the amount paid for stamp duty levied upon the acquisition of Australian exploration properties by the Reporting Entity from Consolidated Uranium Inc. and its subsidaries in 2023.

Additional Notes:

1) Payments to Payees in the United States of America were paid in $USD and translated to $CAD at the exchange rate at the date of the individual payment. The average CAD:USD exchange rate in the reporting year was 1.3978.

2) Payments to Payees in Australia were paid in $AUD and translated to $CAD at the average exchange rate in the reporting year. The average CAD:AUD exchange rate in the reporting year was 0.9009.

UNCLASSIFIED - NON CLASSIFIÉ

Extractive Sector Transparency Measures Act - Annual Report
Reporting Year	From:	2025-01-01	To:	2025-12-31
Reporting Entity Name	IsoEnergy Ltd.				Currency of the Report	CAD
Reporting Entity ESTMA Identification Number	E747416
Subsidiary Reporting Entities (if necessary)
Payments by Project

Country	Project Name[1]	Taxes	Royalties	Fees	Production Entitlements	Bonuses	Dividends	Infrastructure Improvement Payments	Total Amount paid by Project	Notes[23]
Australia	Queensland exploration projects	112,970	-	454,101	-	-	-	-	567,071

Taxes represent payments for stamp duty levied upon the acquisition of Australian exploration properties by the Reporting Entity from Consolidated Uranium Inc. and its subsidiaries in 2023.

Fees of $319,035 represent amounts paid for an environmental reclamation bond. This amount is expected to be returned to the Company when reclamation activities begin.

Canada	Saskatchewan exploration projects	-	-	429,599	-	-	-	-	429,599
United States of America	Utah exploration projects	-	-	133,020	-	-	-	-	133,020
United States of America	Tony M	-	-	127,150	-	-	-	-	127,150

Additional Notes[3]:

1) Payments to Payees in the United States of America were paid in $USD and translated to $CAD at the exchange rate at the date of the individual payment. The average CAD:USD exchange rate in the reporting year was 1.3978.

2) Payments to Payees in Australia were paid in $AUD and translated to $CAD at the average exchange rate in the reporting year. The average CAD:AUD exchange rate in the reporting year was 0.9009.